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                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         LASER MEDICAL TECHNOLOGY, INC.

               Laser Medical Technology, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               1. The name of the Corporation was Endo Technic International Corporation. Endo Technic International Corporation was originally incorporated as Pamplona Capital Corp., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on February 10, 1987. A Certificate of Amendment of the Restated Certificate of Incorporation was filed with the Delaware Secretary on March 2, 1992, which amendment changed the name of the Corporation to Laser Medical Technology, Inc. and reflected a one for two reverse stock split. Another Certificate of Amendment was filed with the Delaware Secretary on June 14, 1993, which amendment restricted revision of the Bylaws and made provisions for a staggered Board of Directors. A Restated Certificate of Incorporation was filed with the Delaware Secretary on February 15, 1994, effecting a one-for-four reverse stock split.

               2. This Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of this Corporation.

               3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

               FIRST: The name of the Corporation is BioLase Technology, Inc.

               SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               THIRD: The total number of shares of stock which the Corporation shall have authority to issue is FIFTY ONE MILLION (51,000,000) shares of which stock FIFTY MILLION (50,000,000) shares of $.001 par value shall be common stock and of which ONE MILLION (1,000,000) shares of $.001 par value shall be preferred stock. Upon the date of filing hereof each four outstanding shares of common stock is combined, reconstituted and converted into one new share of common stock. In lieu of issuing fractional shares, fractional shares shall be rounded to the next highest whole share.

               FOURTH: The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.



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               The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (a) The number of shares constituting that series and the distinctive designation of that series;

               (b) The dividend rate on the shares of that series whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

               (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

               (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

               FIFTH: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall otherwise provide. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the bylaws.

               SIXTH: A director of the Corporation shall not be personally liable for monetary damages to the Corporation or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.



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               SEVENTH: A director or officer of the Corporation shall not be disqualified by his or her office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or act of the Corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of the Corporation is a member of any firm, a stockholder, director or officer of any corporation or trustee or beneficiary of any trust that is in any way interest in such transaction, contract or act. No director or officer shall be accountable or responsible to the Corporation for or in respect to any transaction, contract or act of the Corporation or for any gain or profit directly or indirectly realized by him or her by reason of the fact that he or she or any firm in which he or she is a member of any corporation of which he or she is stockholder, director, or officer, or any trust of which he or she is a trustee, or beneficiary, is interested in such transaction, contract or act; provided the fact that such director or officer or such firm, corporation, trustee, or beneficiary of such trust, is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote to authorize, ratify or approve any such contract, transaction or act, and any officer of the Corporation may take any action within the scope of his or her authority, respecting such contract, transaction or act with like force and effect as if he or she or any firm of which he or she is a member, or any corporation of which he or she is a stockholder, director or officer or any trust in which he or she is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause or proceeding, the question of whether a director or officer of the Corporation has acted in good faith is material, and notwithstanding any statute or rule of law or equity to the contrary (if any there be) his or her good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

               EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporations expressly authorized and empowered to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

               NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.



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               TENTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

               ELEVENTH: The location of the registered office of this Corporation within the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent at such address is Corporation Service Company.

               This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, said BioLase Technology, Inc., has caused this Certificate to be signed by the President and attested by the Secretary, this 19th day of May, 1994.


                                       Laser Medical Technology, Inc.

                                       By: /s/ Ira J. Fertik
                                           ----------------------------
                                           President


                                       By: /s/ Michael B. Jeffers
                                           ----------------------------
                                           Secretary


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